Exhibit 10.1


                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT, dated as of December 15, 2003 (the "Agreement"), is by and among NOXSO CORPORATION, a Virginia corporation (the "Company"), and Cheong Tat Corporation, a Nevada Corporation (the "Investor"). The parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. Certain capitalized terms are used in this Agreement as specifically defined in this Section 1.1 as follows:

         "Affiliate" means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or other specified Person) and shall include (a) any Person who is an officer, director or beneficial holder of at least 10% of the outstanding capital stock of the Company (or other specified Person), (b) any Person of which the Company (or other specified Person) or any officer or director of the Company (or other specified Person) shall, directly or indirectly, either beneficially own at least 10% of the outstanding equity securities or constitute at least a 10% participant, and (c) in the case of a specified Person who is an individual, Members of the Immediate Family of such Person; provided, however, that the Investor shall not be Affiliates of the Company for purposes of this Agreement.

         "Agreement" is defined in the Preamble.

         "Articles of Restatement" is defined in Section 2.4(c).

         "Balance Sheet Date" is defined in Section 3.4.

         "By-Laws" means all written rules, regulations, procedures and bylaws and all other similar documents, relating to the management, governance or internal regulation of a Person other than an individual, each as from time to time amended or modified.

         "CD" is defined in Section 2.2.

         "Charter" means the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other charter of any Person other than an individual, each as from time to time amended or modified.

         "Code" means the federal Internal Revenue Code of 1986 or any successor statute, and the rules and regulations thereunder, as from time to time amended and in effect.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the Company's common stock.

         "Company" is defined in the Preamble.

         "Contractual Obligation" means, with respect to any Person, any contracts, agreements, deeds, mortgages, leases, licenses, other instruments, commitments, undertakings, arrangements or understandings, written or oral, or other documents, including any document or instrument evidencing indebtedness, to which any such Person is a party or otherwise subject to or bound by or to which any asset of any such Person is subject.

         "Convertible Note" is defined in Section 2.4(d).

         "Financial Statements" is defined in Section 3.4.

         "Closing" is defined in Section 2.3.

         "Closing Date" is defined in Section 2.3.

         "GAAP" means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

         "Investor Securities" is defined in Section 2.1.

         "Investor" is defined in the Preamble.

         "Liens" shall mean any and all liens, mortgages, claims, options, conditional sales agreements, rights of refusal, security interests, pledges, deeds of trust or other charges or encumbrances, restrictions, legal or equitable claims or rights of any Person pursuant to the laws of the jurisdiction, including, but not limited to the United States, any state, municipality or territory thereof.

         "Material Adverse Effect" means a material adverse effect upon the business, assets, financial condition, income or prospects of the Company.

         "Members of the Immediate Family," as applied to any individual, means each parent, spouse, child, brother, sister or the spouse of a child, brother or sister of the individual, and each trust created for the benefit of one or more of such persons and each custodian of a property of one or more such persons.

         "Person" means an individual, partnership, corporation, company, association, trust, joint venture, unincorporated organization and any governmental department or agency or political subdivision.

         "Preferred Stock" means the preferred stock of the Company that is issuable upon conversion of the Convertible Note.

         "Proxy Statement" is defined in Section 5.1(b).

         "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be from time to time amended and in effect.


                                   ARTICLE II
                         SALE AND PURCHASE OF SECURITIES

         2.1 Investor Securities. The Common Stock and Convertible Notes are being purchased by the Investor are collectively referred to as the "Investor Securities."

         2.2 Agreement to Sell and Purchase. Subject to the terms and conditions hereof and in reliance on the Investor's representations, warranties and agreements contained or referred to herein, the Company agrees to issue and sell to the Investor and, subject to the terms and conditions hereof and in reliance on the representations, warranties and agreements of the Company contained or referred to herein, the Investor agrees to purchase at the Closing, Six Million (6,000,000) shares of Common Stock at $1.25 per share and two Convertible Notes as described at Section 2.4(d) in the aggregate principal amount of Forty Two Million Five Hundred Thousand USD ($42,500,000 USD) in consideration for the assignment of all right, title and interest in the principal amount of a certificate of deposit issued by Barclays Bank PLC - Isle of Man identified as N.12387897643189-028 and CUSIP No. UK6592317239-ISIN-00000000-UK0090151 in the
principal amount of Fifty Million Dollars ($50,000,000 USD) and as more fully described on Exhibit 2.2, attached hereto and incorporated herein by reference. The principal amount of the CD shall be free and clear of any and all Liens and which assignment shall be complete at Closing (the "CD").

         2.3 Closings. The Closing of the purchase and sale of the Investor Securities (the "Closing") shall take place in Utah at the offices of NOXSO Corporation. The Closing shall take place on a date no later than 18th of December, 2003 (the "Closing Date") or at such other place and time as the Company and the Investor may otherwise agree. At the Closing, the Company will deliver to the Investor certificates evidencing the 6,000,000 shares of Common Stock that Investor is acquiring and the Convertible Notes in the aggregate principal amount of $42,500,000 and Investor shall deliver to the Company all documents and approvals required to transfer all right, title and interest to the CD from the Investor to the Company free and clear of any and all Liens.

         2.4 Conditions to Closing for the Investor. The Investor's obligation to purchase the Investor Securities pursuant to this Agreement on the Closing Date is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                   (a) Representations and Warranties Correct. The representations and warranties made by the Company herein shall have been true and correct when made and shall be true and correct on and as of the applicable closing date with the same force and effect as though made on and as of such closing date, except for representations and warranties that are made as of a specific date which shall only be required to be true and correct as of such date.

                   (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with and the Company shall not be in default in the performance of or compliance with any provisions of this Agreement.

                   (c) Articles of Restatement. The Company's Board of Directors shall have approved, subject to shareholder approval, the form of the Articles of Restatement in substantially the same form as attached hereto as Exhibit 2.4(c) (the "Articles of Restatement").

                   (d) Convertible Notes. The Company's Board of Directors shall have approved the issuance of the Convertible Notes in substantially the same form as attached hereto as Exhibit 2.4(d)(i) and Exhibit 2.4(d)(ii) (the "Convertible Notes").

                   (e) Secretary's Certificate. The Company shall have delivered to the Investor copies of each of the following:

                           (i) the Charter as of the Closing Date;

                           (ii) the By-Laws of the Company as of the Closing
                  Date; and

                           (iii) resolutions of the Board of Directors of the
                  Company, the form and substance of which are reasonably satisfactory to the Investor, authorizing the execution, delivery and performance of this Agreement, including, subject to shareholder approval, the execution and filing of the Articles of Restatement and the issuance and sale of the Investor Securities.

                  (f) Election of Directors. As of the Closing Date, the Board of Directors of the Company shall consist of three directors, including one person selected by the Investor who is reasonably satisfactory to the Company.

                  (g) Consents. All consents and approvals to the transactions contemplated by this Agreement required to be obtained by the Company from any third party shall have been obtained by the Company.

                  (h) Legality. Except as otherwise set forth herein, all authorizations, approvals or permits of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Investor Securities pursuant to this Agreement shall have been duly obtained and shall be in full force and effect.
         2.5 Conditions to Closing for the Company. The Company's obligation to issue and sell the Investor Securities pursuant to this Agreement on the Closing Date is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                           (a) Representations and Warranties Correct. The
                  representations and warranties made by the Investor herein shall have been true and correct when made and shall be true and correct on and as of the Closing Date with the same force and effect as though made on the Closing Date.

                           (b) Performance. All covenants, agreements and
                  conditions contained in this Agreement to be performed or complied with by the Investor on or prior to the Closing Date shall have been performed or complied with and the Investor shall not be in default in the performance of or compliance with any provisions of this Agreement.

                           (c) Assignment of the CD. The Investor shall have
                  made arrangements that are acceptable to the Company, in its sole discretion, for the transfer of all right, title and interest in and to the principal amount of the CD from the Investor to the Company free and clear of any and all Liens on the Closing Date.

                           (d) Secretary's Certificate. The Investor shall have
                  delivered to the Company copies of the resolutions of the Board of Directors of the Investor, the form and substance of which are reasonably satisfactory to the Company, authorizing the execution, delivery and performance of this Agreement, including the assignment of the CD.

                           (e) Legality. All authorizations, approvals or
                  permits of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Investor Securities pursuant to this Agreement shall have been duly obtained and shall be in full force and effect.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Investor as of the Closing Date that:

         3.1 Organization. The Company is a duly organized and validly existing corporation in good standing under the laws of Virginia. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it does business, except where the failure to be so qualified would not have a Material Adverse Effect.

         3.2 Corporate Power. The Company has all necessary corporate power and authority to enter into and perform this Agreement, to issue and sell the Investor Securities hereunder, to own all the properties owned by it and to carry on the businesses now conducted or presently proposed to be conducted by it. The Company has taken all corporate action necessary to authorize this Agreement and the issuance of the Investor Securities to be issued and sold hereunder.

         3.3 Capitalization. The authorized capital stock of the Company as of the date of the Agreement is set forth in Schedule 3.3. Schedule 3.3 contains a true and correct list of all outstanding capital stock. The Company has no outstanding warrants or options as of the date of the Agreement. All of the outstanding shares of capital stock of the Company, including the Common Stock to be issued pursuant to this Agreement, will be, upon consummation of the transactions contemplated by this Agreement, validly issued, fully paid, nonassessable and subject to no lien or restriction on transfer, except restrictions on transfer imposed by the securities laws. Other than as set forth in Schedule 3.3, the Company has no outstanding (i) rights (either preemptive or otherwise) or options to subscribe for or purchase, or any warrants or other agreements providing for or requiring the issuance of, any capital stock or any securities convertible into or exchangeable for its capital stock, (ii) obligation to repurchase or otherwise acquire or retire any of its capital stock, any securities convertible into or exchangeable for its capital stock or any rights, options or warrants with respect thereto, (iii) rights that require it to register the offering of any of its securities under the Securities Act or
(iv) any restrictions on voting any of its securities.

         3.4 Financial Statements. The Investor has been furnished with complete and correct copies of the following financial statements of the Company (the "Financial Statements"): (a) the audited balance sheet of the Company as of March 31, 2003 and the respective related statements of income, retained earnings and cash flows for the twelve-month period then ended and (b) the unaudited balance sheet of the Company as of September 30, 2003 (the "Balance Sheet Date") together with the related consolidated statements of operations and cash flows for the six-month period then ended. The Financial Statements have been prepared in accordance with GAAP consistently applied, except that the September 30, 2003 financial statements do not contain the notes required by generally accepted accounting principles, and fairly and accurately present the financial condition of the Company at the date thereof and the results of its operations for the period covered thereby. All the books, records and accounts of the Company are accurate and complete, are in accordance with good business practice and all laws, regulations and rules applicable to the Company and the conduct of their business and accurately present and reflect all of the transactions described therein.

         3.5 Outstanding Debt: Absence of Liabilities. The Company does not (i) have any outstanding indebtedness for borrowed money except as reflected in the Financial Statements and (ii) except as reflected, is not a guarantor or otherwise contingently liable on such indebtedness of any other Person. The Company does not have any material liabilities or obligations, contingent or otherwise, which are not reflected or provided for in the Financial Statements.

         3.6 Filings with the Commission. The Company has made available to Investor its annual report on Form 10-KSB for the period ended March 31, 2003 and its subsequent filings with the Commission.

         3.7 Consents. No consent, approval, qualification, order or authorization of, or filing with any governmental authority is required in connection with the Company's valid execution, delivery or performance of the Agreements, or the offer, issue or sale of the Investor Securities by the Company, the conversion of the Debentures, or the issuance of Common Stock upon conversion of the Preferred Stock, or the consummation of any other transaction pursuant to this Agreement on the part of the Company, except the approval and filing of the Articles of Restatement and filings under applicable federal securities or blue sky laws.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         The Investor represents and warrants to the Company as of the Closing Date that:

         4.1 Organization. The Investor is a duly organized and validly existing corporation in good standing under the laws of Nevada.

         4.2 Corporate Power. The Investor has all necessary corporate power and authority to enter into and perform this Agreement and to assign, transfer and convey the CD to the Company hereunder. The Investor has taken all corporate action necessary to authorize this Agreement and, at the Closing Date, will have taken all corporate action necessary to authorize the assignment, transfer and conveyance of the CD from the Investor to the Company.

         4.3 The CD. Immediately prior to the transfer of the CD from Investor to the Company, Investor shall own all right, title and interest in and to the CD free and clean or all Liens.

         4.4 Investor Status.

                  (a) Investor is an "accredited investor" for purposes of Regulation D under the Securities Act and has sufficient knowledge and experience in evaluating and investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and is able financially to bear the risks thereof. Investor was not organized for the purpose of acquiring the Investor Securities.

                  (b) Investor is acquiring the Investor Securities for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same; provided, however, that the disposition of the Investor's property shall at all times remain in the Investor's control. By executing this Agreement, Investor further represents and warrants that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Investor Securities.

                  (c) Investor has had an opportunity to discuss the terms and conditions of the offering of the Investor Securities and the business, management and financial affairs with the Company's management and has received (or had made available to it) any financial and business documents requested by it.

                  (d) Investor understands that the Investor Securities to be purchased hereunder have not been registered under the Securities Act and must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

                  (e) Investor has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

         4.5 Legend. Each certificate representing shares of Investor Securities shall bear a legend in substantially the following form:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and may not be sold, or otherwise transferred, in the absence of such registration or unless the issuer has been furnished with an opinion of counsel satisfactory to the issuer that such registration is not required."

         4.6 Consents. No consent, approval, qualification, order or authorization of, or filing with any governmental authority is required in connection with the Investor's valid execution, delivery or performance of the Agreement, or the assignment, transfer and conveyance of the CD from the Investor to the Company, or the consummation of any other transaction pursuant to this Agreement on the part of the Investor.


                                    ARTICLE V
                    COVENANTS OF THE COMPANY AND THE INVESTOR

         5.1 Shareholder Meeting. In an expeditious manner and as soon as practicable after the execution of this Agreement, the Company shall take all action necessary in accordance with Virginia law and its Charter and By-Laws to call, give notice of and convene a meeting of the Company's shareholders to consider and vote upon the approval of the Articles of Restatement and the transactions contemplated by this Agreement.

         The Company shall, as promptly as practicable, prepare and file with the Commission a proxy statement (the "Proxy Statement") with respect to the approval of the transactions contemplated by this Agreement. The Company shall use reasonable commercial efforts to cause the Proxy Statement to be mailed to the shareholders of the Company at the earliest practicable date and shall use reasonable commercial efforts to hold the annual meeting as soon as practicable after the date hereof. The Proxy Statement will contain a recommendation of the Board of Directors of the Company that the shareholders of the Company vote in favor of the issuance of the Investor Securities, approval of the Articles of Restatement and the transactions contemplated by this Agreement.

         5.2 Transfer of the CD. Investor shall take all reasonable commercial action required to transfer the CD to the Company on the Closing Date. After the Closing Date, Investor will execute and deliver from time to time at the request of the Company all such further instruments or power as, in the reasonable opinion of Company counsel, may be required in order to vest in the Company the full right, title and interest in and to the CD.


                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 Termination. This Agreement may be terminated, whether before or after approval by the shareholders of the Company by either the Company or the Investor, if (i) the conditions to its obligations under Sections 2.4 and 2.5, as applicable, shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the other party on or before January 15, 2004 or such later date as agreed to by the Company and the Investor or (ii) the Closing shall not have occurred prior to the close of business on January 15, 2004, or such later date as agreed to by the Company and the Investor; unless in the case of either (i) or (ii), such event has been caused by the breach of this Agreement by the party seeking such termination.

         6.2 Notices. Any notice or other communication in connection with this Agreement or the Investor Securities shall be deemed to be delivered if in writing addressed as provided below and if either (a) actually delivered at said address, (b) in the case of a letter, seven business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified, return receipt requested or (c) transmitted to any address outside of the United States, by telecopy and confirmed by overnight or two-day courier:

         If to the Company, to it at 1065 South 500 West, Bountiful, Utah 84010, attention: Richard Anderson, telephone: (801) 296-6976, telecopy: (801) 296-6977, with a copy to Blackburn & Stoll, 77 West 200 South, Suite 400, Salt Lake City, Utah 84101, attention: Eric Robinson, Esq., telecopy (801) 521-7965, telephone (801) 578-3553 or at such other address as the Company shall have specified by notice to the Investor.

         If to the Investor, to it at 6130 West Flamingo Road Suite 149, Las Vegas, NV 89103 attention: LD Fong, telephone: (702) 732-1500 ext 1033, telecopy: (831) 618-3246 or at such other address as the Investor shall have specified by notice to the Company.

         6.3 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor.

         6.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. One or more counterparts of this Agreement or schedule hereto may be delivered via facsimile and such facsimile counterpart shall have the same effect as an original counterpart hereof.

         6.5 Governing Law. This Agreement shall be construed according to the laws of the State of Utah, without regard to any conflicts of laws provision.

         6.6 Assignment. Any rights under this Agreement may be assigned and any duties under this Agreement may be delegated only with the written consent of the other party.

         The undersigned have executed this Agreement as of the date first above written.

                                                 NOXSO CORPORATION


                                                 By: /s/ Richard J. Anderson
                                                    ----------------------------
                                                     Richard J Anderson
                                                     President & CEO


                                                 CHEONG TAT CORPORATION



                                                 By: /s/ L.D. Fong
                                                    ----------------------------
                                                     L.D. Fong
                                                     President & CEO

Exhibit 2.2

                          CONFIRMATION OF OWNERSHIP OF
                             CERTIFICATE OF DEPOSIT

                                                                      {SECURITY}
                                                                    {GUARANTEED}

                                                                     11:40:31 AM

                                                     Cheang Tat Corporation
                                                     6130 W. Flamingo Rd. 149
                                                     Las Vega NV 89103
                                                     U.S.A. 4KU456784359LK974545
                                                     Blocked Mail 0089546


                                   May 2, 2003

Confirmation: Certificate of Deposit N.12387897643189-028


We have booked to following transaction:        Credit
--------------------------------------------------------------------------------
Credit:                                         USD 50.000.000,00
--------------------------------------------------------------------------------
Transaction Date:                               3.10.2003
--------------------------------------------------------------------------------
Cusip Number:                                   UK6592317239-ISIN-00000000-UK00
Euroclear:                                      90151
ISIN:                                           UK8970230895
Transaction Number:
--------------------------------------------------------------------------------
Details of Transaction:                         Interest
--------------------------------------------------------------------------------
Account to be Credited:


Swift:
--------------------------------------------------------------------------------
Booking Details:


--------------------------------------------------------------------------------
Value Date(C):                                    3.10.2004
--------------------------------------------------------------------------------

Sincerely yours,

                               BARCLAYS BANK PLC
Eagle Court
25 Circular Road, Douglas
Isle of Man  IM99 1RH

Form without Signature
S.E.
                                     [BANK]
                            BARCLAYS [LOGO] BANK PLC

EXHIBIT 2.4(c)

                       RESTATED ARTICLES OF INCORPORATION



         NOXSO CORPORATION, a corporation organized and existing under the laws of the State of Virginia, hereby certifies as follows:

         1. The name of the Corporation is NOXSO CORPORATION.

         2. These Restated Articles of Incorporation were duly adopted by the Corporation's Board of Directors on December 11, 2003.

         3. These Restated Articles of Incorporation were proposed by the Board of Directors and submitted to the Shareholders at the meeting of Shareholders held on ______ (following proper notice given to the shareholders in accordance with the provision of Section 13.1-658 of the Virginia Stock Corporation Act), at which meeting the holders of ______ shares (more than two-thirds) of the _______ total number of outstanding shares of Common Stock of the Corporation entitled to vote thereon, voted in favor of adoption of these Restated Articles of Incorporation, which amount was sufficient for the adoption thereof.

         4. Pursuant to Sections 13.1-710 and 13.1-711 of the Virginia Stock Corporation Act, these Restated Articles of Incorporation restate and integrate and further amend the provisions of the original Articles of Incorporation and all amendments thereto and the Articles of Incorporation are hereby amended to read in their entirety as follows:

         FIRST: The name of the Corporation (which is herein sometimes called the Corporation) is: NOXSO CORPORATION.

         SECOND. The nature of the business, and the objects and purposes to be transacted, promoted, or carried on, are as follows:

         To purchase or otherwise acquire and to sell or otherwise dispose of real and personal property of any kind; To render services of all kinds; and to engage in any lawful act or activity for which corporations may be organized under the general corporate law of the Commonwealth of Virginia and to do everything necessary, suitable, or proper for the accomplishment of any of these purposes or of any object incidental to or connected with any of these purposes.

         This Corporation shall be authorized to exercise and enjoy all other powers, rights and privileges granted by the Virginia Stock Corporation Act, to corporations organized thereunder, and all the powers conferred by all acts heretofore or hereafter amendatory of or supplemental to that Act, and the enumeration of certain powers, rights or privileges granted or conferred by that Act now or hereafter in force; provided, however, that nothing herein contained shall be deemed to authorize or permit this Corporation to carry on any business, to exercise any power, or to do any act which a corporation formed under that Act may not at the time lawfully carry on or do.

         THIRD: The total number of shares of all classes which the Corporation is authorized to have outstanding is One Hundred Million (100,000,000) shares of which stock Eighty Million (80,000,000) shares in the par value of $.01 each, amounting in the aggregate to Eight Hundred Thousand Dollars ($800,000.00) shall be voting common stock ("Common Stock") and of which Twenty Million (20,000,000) shares in the par value of $.01 each, amounting in the aggregate to Two Hundred Thousand Dollars ($200,000.00), shall be preferred stock.

                  (a) Designation. Of the authorized preferred stock, (a) Two Million Seven Hundred Fifty Thousand (2,750,000) shares, $.01 par value per share, shall be of the class designated as "Series A Preferred Stock" (the "Series A Preferred") and (b) One Million Five Hundred Thousand (1,500,000) shares, $.01 par value per share, shall be of the class designated as "Series B Preferred Stock" (the "Series B Preferred"). The Series A Preferred and Series B Preferred are sometimes jointly referred to hereafter at the "Preferred Shares").

                  (b) Rights, Preferences and Restrictions of Stock. The rights, preferences, privileges and restrictions granted to and imposed upon the Series A Preferred, the Series B Preferred and the Common Stock are set forth below.

                  (c) Dividends.

                           (i) Dividends on the Series A Preferred. The holders
                  of Series A Preferred shall be entitled to receive dividends at the rate of three percent (3%) per share per annum payable semi-annually, when, if and as declared by the Board of Directors out of any assets legally available therefor. The right to such dividends on the Series A Preferred shall be cumulative. No dividend shall be declared and paid on the Common Stock or Series B Preferred of the Corporation unless all current and accrued dividends have been paid on the Series A Preferred. At the option of the Corporation, dividends are payable in cash or Series A Preferred stock. The Board of Directors shall value any Series A Preferred stock distributed as a dividend.

                           (ii) Dividends on the Series B Preferred. Each holder
                  of Series B Preferred shall be entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor, at a rate equal to 1.35 times the rate of dividend declared per share on Common Stock; provided, however, that no dividend shall be declared or paid on the Common Stock unless the per share dividend as described herein is first declared or paid, as the case may be, on the Series B Preferred.

                           (iii) Dividends on the Common Stock. Each holder of
                  Common Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor; provided, however, (a) no dividend shall be declared or paid on the Common Stock unless the per share dividend as declared or paid, as the case may be, has first been declared or paid, as the case may be, on the Series B Preferred.

                  (d) Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, distributions to the shareholders of the Corporation shall be made in the following manner:

                           (i) Each holder of Preferred Shares shall receive,
                  prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership of Common Stock, an amount equal to the sum of (i) $10.00 per Preferred Shares (which amount shall be subject to equitable adjustment whenever a stock split, combination, reclassification or other similar event involving the Preferred Shares shall occur) held by such holder plus
                  (ii) all declared but unpaid dividends on the Preferred

                  Shares, if any, to and including the date full payment of such preferential amount shall be tendered with respect to such shares to the holder of such shares in connection with such liquidation, dissolution or winding up. If the assets of the Corporation legally available for distribution shall be insufficient to permit the payment in full to all such holders of Preferred Shares of the full aforesaid preferential amounts, then the entire assets of the Corporation legally available for distribution shall be distributed ratably among the holders of Preferred Shares in accordance with the aggregate liquidation preference of the shares of Series A Preferred and Series B Preferred held by each of them.

                           (ii) If payment has been made to each holder of
                  Preferred Shares of the full amount to which such holder is entitled pursuant to paragraph (d)(i) of this Article Third, the holders of Common Stock shall then be entitled to share ratably in the Corporation's remaining assets.

                  (e) Treatment of Reorganizations, Consolidations, Mergers, and Sales of Assets. Each of (a) a consolidation or merger of the Corporation with or into any other corporation or entity in which the shareholders of the Corporation do not own more than 50% of the outstanding voting power of the surviving corporation or entity immediately after such consolidation or merger and (b) a sale of 50% or more of the assets of the Corporation, shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of Section (d) of this Article Third unless the holders of a majority of the shares of the Preferred Shares then outstanding, voting as a single class, elect not to treat any such event as a liquidation, dissolution or winding up by giving written notice thereof to the Corporation.

                  (f) Distribution Other Than Cash. Whenever the distribution provided for in this Article Third shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors; provided, however, that if the holders of a majority of the then outstanding shares of Series A Preferred or a majority of the then outstanding shares of Series B Preferred (the "Contesting Holders") notify the Board of Directors within five business days after receiving written notification of such determination of fair market value that they disagree with such determination, then the Board of Directors and the Contesting Holders shall have 30 days to agree upon a fair market value of the relevant property. If, by the end of such 30-day period, they are unable to agree on a fair market value, the fair market value shall be determined by an appraisal to be paid for by the Corporation. All appraisals shall be undertaken by two appraisers, one selected by the Corporation and one selected by the Contesting Holders, which selections must be made within 10 days after the expiration of the 30-day period described above. If one selecting party fails to timely select its appraiser, the other selecting party shall select both appraisers. The fair market value shall be the fair market value arrived at by those appraisers within 60 days following the appointment of the last appraiser to be appointed. In the event that the two appraisers cannot agree on such fair market value within such a period of time, (a) if the appraisers' valuations are within 10% of each other, the fair market value shall be the average of the two valuations, and (b) if the differences in the valuations are greater, the appraisers shall elect a third appraiser who will calculate fair market value independently, and, except as provided in the next sentence, the fair market value of the property shall in each case be the average of the two fair market values arrived at by the appraisers who are closest in amount. If one appraiser's valuation is the average of the other two valuations, the average valuation shall be the fair market value. In the event that the two original appraisers cannot agree upon a third appraiser within 30 days following the end of the 60-day period referred to above, the third appraiser shall be appointed by the American Arbitration Association.

                  (g) Voting Power.

                           (i) Series A Preferred. Except as otherwise expressly
                  provided in Section (g) of this Article Third or as required by law, each holder of Series A Preferred shall be entitled to vote on all matters and shall be entitled to one vote for every five shares of Series A Preferred standing in such holder's name on the books of the Corporation. In addition, each holder of Series A Preferred shall be entitled to notice of each shareholder's meeting in accordance with the By-Laws of the Corporation, as amended and in effect from time to time, as if such holder were a holder of Common Stock.

                           (ii) Series B Preferred. Except as otherwise
                  expressly provided in Section (g) of this Article Third or as required by law, no holder of Series B Preferred shall be entitled to vote on any matter by virtue of such holder's ownership of Series B Preferred, but such holder shall be entitled to notice of each shareholder's meeting in accordance with the By-Laws of the Corporation, as amended and in effect from time to time, as if such holder were a holder of Common Stock.

                           (iii) Common Stock. Except as otherwise expressly
                  provided in Section (g) of this Article Third or as required by law, each holder of Common Stock shall be entitled to vote on all matters and shall be entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation.

                           (iv) Record Date; Single Class. The number of shares
                  of Series A Preferred, Series B Preferred or Common Stock, as the case may be, entitled to vote on any matter shall be determined in each case as of the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided for herein or as required by law, the holders of Series A Preferred, the holders of the Series B Preferred and the holders of the Common Stock shall vote together as a single class on all matters.

                  (h) Redemption.

                           (i) Mandatory Redemption. The Corporation shall have
                  the right to redeem each share of Series B Preferred then outstanding at a price per share equal to the sum of (a) Ten Dollars ($10.00) plus (b) an amount equal to all declared but unpaid dividends, if any, in respect of such share (the "Redemption Price").

                           (ii) Payment of Redemption Price. On the date of
                  redemption of the shares of Series B Preferred (the "Redemption Date"), the Corporation will pay to each holder of Series B Preferred an amount equal to the Redemption Price with respect to each share of Series B Preferred held by such holder and redeemed on such date. If on the Redemption Date the funds of the Corporation legally available for redemption of shares of Series B Preferred are insufficient to redeem the number of shares of Series B Preferred to be redeemed on such date, those funds which are legally available will be used to redeem, at the Redemption Price, the maximum possible number of such shares of Series B Preferred. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series B Preferred, such funds will immediately be used to redeem the balance of such shares of Series B Preferred to be redeemed (or such portion thereof for which funds are then legally available) which the Corporation has not so redeemed. In addition, any redemption of Series B Preferred shall be made out of any surplus or any capital whether or not a reduction of capital is thereby involved, and the Corporation shall take all necessary action to effect a reduction of capital if such reduction is necessary to provide funds legally available for any required redemption of Series B Preferred.

                           (iii) Equitable Adjustment of Redemption Price. The
                  Redemption Price set forth in Section (h)(i) of this Article Third shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series B Preferred.

                           (iv) Surrender of Certificates. Not more than 50 days
                  and not less than 20 days prior to the Redemption Date, the Corporation shall mail written notice (the "Redemption Notice"), postage prepaid, to each holder of record of Series B Preferred, at such holder's address as shown on the records of the Corporation; provided, however, that the Corporation's failure to give any such Redemption Notice shall in no way affect its obligation to redeem the Series B Preferred as provided in Section (h) of this Article Third. The Redemption Notice to each holder of Series B Preferred shall contain the following information:

                           -- the number of shares of Series B Preferred held by such holder which shall be redeemed by the Corporation on the Redemption Date pursuant to the provisions of Section (g) of this Article Third;

                           -- the Redemption Date; and

                           -- the address at which the holder may surrender to the Corporation its certificate or certificates representing shares of Series B Preferred to be redeemed.

                           Each holder of shares of Series B Preferred to be
                  redeemed shall surrender the certificate or certificates representing such shares to the Corporation at the place specified in the Redemption Notice on or prior to the Redemption Date designated in the Redemption Notice, and thereupon an amount equal to the Redemption Price shall be paid to the order of the person whose name appears on such certificate or certificates. Each surrendered certificate shall be canceled and retired.

                           (v) Dividends After Redemption. From and after the
                  date on which the Corporation shall have paid in full the Redemption Price with respect to any share of Series B Preferred, such share of Series B Preferred thereby redeemed shall not be entitled to any further dividends pursuant to Section (c) of this Article Third.

                           (vi) No Reissuance of Series B Preferred. No share of
                  Series B Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series B Preferred accordingly.

                  (i) Conversion.

                           (i) Right to Convert. Each Preferred Share shall be
                  convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into five shares of fully paid and non-assessable shares of Common Stock.

                           (ii) Corporation's Right for Conversion. In addition,
                  each Preferred Share may be convertible, solely at the option of the Corporation, into five shares of Common Stock at any time twenty-five percent (25%) of the same Series of Preferred Shares issued by the Corporation shall have been converted by the holders thereof into Common Stock.

                           (iii) Mechanics of Conversion. Before any shares of
                  Preferred Shares shall be converted pursuant to Section (i)(i) or (i)(2) of this Article Third into shares of Common Stock, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Shares, and (a) if being converted at the election of the holder pursuant to Section (i)(i) of this Article Third, such holder must give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued, or (b) if being converted automatically pursuant to Section (i)(ii) of this Article Third, the Corporation must give written notice by mail, postage prepaid, to the holder at the last known address as reflected on the Corporation's records of such conversion and requesting the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Preferred Shares, or to the nominee or nominees of such holder if so directed, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately before the close of business on the date of such surrender of the shares of Preferred Shares to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                           (iv) Equitable Adjustment of Conversion Rate. The
                  conversion rate set forth in this Section (i) of this Article Third shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Preferred Shares.

                  (j) Notices of Record Date. In the event of:

                           (i) Any taking by the Corporation of a record of the
                  holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                           (ii) any capital reorganization of the Corporation,
                  any reclassification or recapitalization of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split up or combination of shares), any merger or consolidation of the Corporation (other than a merger or consolidation with a wholly-owned subsidiary in which the Corporation is the surviving corporation), or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person (other than a wholly-owned Subsidiary); or

                           (iii) any voluntary or involuntary dissolution,
                  liquidation or winding up of the Corporation; then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Shares a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which such action is to be taken.

                  (j) Common Stock. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other. Except for, and subject to, those rights expressly granted to the holders of the Preferred Shares, or except as may be provided by the laws of the State of Virginia, the holders of Common Stock shall have exclusively all other rights of shareholders, including, but not by way of limitation, (a) the right to receive dividends, when and as declared by the Board of Directors out of assets lawfully available therefor, and (b) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Shares of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

         FOURTH: No holder of stock of the Corporation of any class shall have any preemptive or preferential right to subscribe to, purchase, or receive any shares of any class of stock of the Corporation, whether now or hereafter authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class of stock of the Corporation, issued or sold or proposed to be issued or sold or with respect to which options or warrants shall be granted, but all such shares of stock of any class, or notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of stock of any class, may be issued and disposed of or sold by the Board of Directors on such terms and for such consideration, so far as may be permitted by law, and to such person or persons, as the Board of Directors may determine.

         FIFTH: The Corporation, by resolution or resolutions of the Board of Directors, shall have the power to create and issue, whether or not in connection with the issue and sale of any shares of stock or any other securities of the Corporation, warrants, rights, or options entitling the holder thereof to purchase from the Corporation any shares of its capital stock of any class or classes or any other securities of the Corporation, such warrants, rights, or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The Board of Directors is hereby authorized to create and issue any such warrants, rights, or options from time to time for such consideration, upon such terms, and to such persons, firm or corporations as the board of Directors may determine.

         SIXTH: The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the authorized shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Virginia, to establish from time to time the number of shares to be included in each such series and the qualifications, limitations or restrictions thereof. The authority of the board with respect to each series includes, but is not limited to, determination of the following:

         (1) The number of shares constituting that series and the distinctive designation of that series;

         (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption rates;

         (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

         (8) Any other relative rights, preferences and limitations of that series.

         SEVENTH: The number of directors which shall constitute the full Board of Directors shall be such as from time to time shall be fixed by, or, in the manner provided in the By-Laws, and in the absence of a By-Law fixing the number of directors, the number shall be two (2).

         EIGHTH: In furtherance and not in limitation of the powers otherwise conferred, the Board of Directors of the Corporation is expressly authorized:

              1. To exercise on behalf of the Corporation all powers held by it except as otherwise provided herein, or by amendments hereto, or by the laws of Virginia or by the By-Laws of the Corporation.

              2. To make, amend or repeal the By-Laws of the Corporation, including By-Laws fixing or changing the number of directors, subject however, to the power vested in and reserved to the shareholders having general voting power, to modify or rescind any such action by affirmative vote or written order, direction, or consent of the holders of a majority of the outstanding stock of the Corporation having general voting power, which power of modification and rescission is vested in and reserved to such shareholders.

         NINTH: Each director and officer (and his heirs, executors and administrators) shall be indemnified by the Corporation against reasonable costs and expenses incurred by him in connection with any action, suit, or proceeding to which be may be made a party by reason of his being or having been a director or officer of the Corporation, except in relation to any action, suits or proceedings in which he has been adjudged liable because of negligence or misconduct, which shall be deemed to mean willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. In the absence of an adjudication which expressly absolves the director or officer of liability to the Corporation or its shareholders for negligence and misconduct, within the meaning thereof as used herein, or in the event of a settlement each director and officer (and his heirs, executors and administrators) shall be indemnified by the Corporation against payments made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon the prior determination by a resolution of two-thirds of those members of the Board of Directors of the Corporation who are not involved in the action, suit or proceeding that the director or officer has no liability by reason of negligence or misconduct, within the meaning thereof as used herein, and provided further that if a majority of the members of the Board of Directors of the Corporation are involved in the action, suit or proceeding, such determination shall have been made by a written opinion of independent counsel. Amounts paid in settlement shall not exceed costs, fees, and expenses which would have been reasonably incurred if the action, suit or proceeding had been litigated to a conclusion. Such a determination by the Board of Directors or by independent counsel, and the payments of amounts by the Corporation on the basis thereof shall not prevent a shareholder from challenging such indemnification by appropriate legal proceedings on the grounds that the person indemnified was liable to the Corporation or its security holders by reason of negligence or misconduct, within the meaning thereof as used herein. The foregoing rights and indemnification shall not be exclusive of any other rights to which the officers and directors may be entitled according to law.

         Dated this ______ day of ___________, 2004.



                                            NOXSO CORPORATION


                                            By:
                                               --------------------------------
                                               Richard J Anderson
                                               President & CEO

EXHIBIT 2.4(d)(i)



THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, UNLESS THE COMPANY HAS RECEIVED THE WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, ASSIGNMENT OR TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING REGISTRATION OF THE ACT.

                   CONVERTIBLE NOTE -SERIES A PREFERRED STOCK


                                                               December __, 2003
$27,500,000.00 USD                                               Bountiful, Utah


         FOR VALUE RECEIVED, NOXSO Corporation, a Virginia corporation (the "Borrower"), with a principal business address at 1065 South 500 West, Bountiful, Utah 84010, hereby promises to pay to the order of Cheong Tat Corporation (the "Lender") with a principal business address at 6130 West Flamingo Road Suite 149 Las Vegas, NV 89103, or such other place as the holder hereof shall designate, the principal amount of Twenty-Five Million Dollars ($25,000,000) or such lesser amount as may be outstanding from time to time, in lawful money of the United States in immediately available funds and provided that no interest shall accrue on the unpaid principal hereof from the date hereof until June 15, 2004; thereafter, if this note has not been converted by Borrower, a rate of Five Percent (5.0%) per annum compounded annually, shall begin to accrue thereon. Principal plus interest accrued thereon shall be due and payable in a single installment upon the earlier of (i) December 15, 2008, or (ii) the occurrence of an Event of Default as defined in Section 3 hereof. In the event of an Event of Default or after December 16, 2008, if the Lender shall have made demand of the Note and the Borrower shall not have paid the outstanding principal balance and accrued interest, then interest shall accrue from and after the date of such demand at the lower of (i) Eighteen Percent (18.0%) per annum, or (ii) the highest interest rate acceptable under applicable usury laws, compounded monthly (the "Default Rate"). Interest shall be calculated on the basis of actual days elapsed and a 360-day year. In the absence of demonstrable error, the books and records of the Lender shall constitute conclusive evidence of the unpaid principal balance hereof from time to time.

         1. Prepayment. The Borrower may at any time prepay all or part of the principal balance of this Note without the prior written consent or notice to the holder.

         2. Conversion.

                  (a) The Borrower of this Note shall have the right, exercisable at any time after the date hereof, as soon as Borrower is able so to do, to convert the outstanding principal balance on this Note into Two Million Seven Hundred Fifty Thousand (2,750,000) shares of the Borrower's duly authorized Series A Preferred Stock at the rate of one share of Series A Preferred Stock for each Ten Dollars USD ($10.00 USD) owing hereunder. In order to exercise the foregoing conversion option, the Borrower shall present written notice (the "Conversion Notice") to the holder of this Note, that the Borrower elects to convert the entire principal balance of this Note into Borrower's Series A Preferred Stock, under the terms contained herein. Upon receipt by holder of the Conversion Notice, the holder of this Note shall tender this original Note to Borrower, and, within ten (10) business days of receipt by Borrower of the original Note, the holder of this Note shall receive in exchange, a certificate or certificates for Two Million Seven Hundred Fifty Thousand (2,750,000) shares of Borrower's Series A Preferred Stock and the Borrower shall mark this Note "Paid in Full."

                  (b) Reservation of Shares. The Borrower, as soon as such shares are approved and available, will at all times reserve and keep available, solely for the purpose of issuance upon conversion of this Note as herein provided, such number of shares of Borrower's Series A Preferred Stock as shall then be issuable upon the conversion of this Note pursuant to the terms hereof. The Borrower covenants that all Series A Preferred Stock which shall be so issuable shall, upon the conversion of this Note as provided herein, be duly and validly issued and fully paid and nonassessable by the Borrower.

         3. Events of Default. The entire outstanding principal amount of, and all accrued unpaid interest on, this Note shall become forthwith due and payable, without presentment, demand, protest, or notice of any kind, upon the happening of any of the following events (each, an "Event of Default"):

                  (a) The failure by the Borrower to make a payment, when due, of any principal or interest due on this Note.

                  (b) The entry of any decree or order by a court having jurisdiction adjudging the Borrower a debtor or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower under the United States Bankruptcy Code or any other applicable federal or state law, the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower, or of any substantial part of the property of the Borrower, and the continuance of any such decree or order unstayed, undischarged, or undismissed and in effect for more than ninety (90) consecutive days.

                  (c) Institution by the Borrower of proceedings, under the Bankruptcy Code or any other applicable federal or state law, seeking an order for relief, or the consent of the Borrower to the institution of bankruptcy or insolvency proceedings against the Borrower, or the consent by the Borrower to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of or for the Borrower or any substantial part of the property of the Borrower, or the making by the Borrower of any assignment for the benefit of creditors, or the admission by the Borrower of the Borrower's inability to pay its debts generally as they become due, or the taking of any action by the Borrower in furtherance of any such action.

                  (d) Any declared default of the Borrower under any other indebtedness of the Borrower that gives the creditor a right to accelerate such indebtedness.

         Upon the occurrence of any Event of Default, the Lender may take all actions available to it, at law or in equity, to collect and otherwise enforce this Note.

         4. Costs and Expenses of Enforcement and Collection. The Borrower will pay on demand all costs and expenses, including reasonable attorneys' fees, incurred or paid by the Lender in enforcing or collecting any of the obligations of the Borrower hereunder. The Borrower agrees that all such costs and expenses and all other expenditures by the Lender on account hereof, other than advances of principal, which are not reimbursed by the Borrower immediately upon demand, all amounts due under this Note after maturity, and any amounts due hereunder if an Event of Default shall occur hereunder, shall bear interest at the Default Rate until such expenditures are repaid or this Note and such amounts as are due are paid to the Lender.

         5. Miscellaneous.

                  (a) The Borrower (i) waives presentment, demand, notice of demand, protest, notice of protest, and notice of nonpayment and any other notice required to be given under the law to the Borrower, in connection with the delivery, acceptance, performance, default or enforcement of this Note, except for notice and presentment upon conversion or at maturity of this Note and notice or proposed transfer of this Note in accordance with the terms hereof; and (ii) agrees that any failure to act or failure to exercise any right or remedy on the part of the registered owner shall not in any way affect or impair the obligations of the Borrower or be construed as a waiver by the owner of, or otherwise affect, any of its rights under this Note.

                  (b) No act, omission or delay by the Lender or course of dealing between the Lender and the Borrower shall constitute a waiver of the rights and remedies of the Lender hereunder. No single or partial waiver by the Lender of any default or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

                  (c) No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Note and to such provision, and executed by the Borrower and the Lender.

                  (d) This Note shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to the choice or conflict of laws principles of that or any other jurisdiction.

                  (e) Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand or by telecopy, e-mail or other method of electronic transmission (provided such transmission generates evidence of delivery), or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two days after being sent by overnight delivery providing receipt of delivery, to the following addresses:

         If to Borrower:

                  NOXSO Corporation
                  Attention: Richard Anderson
                  1065 South 500 West
                  Bountiful, Utah 84010
                  Telephone: (801) 296-6976
                  Telecopy: (801) 296-6977

                  with a copy  to:

                  Blackburn & Stoll, LC
                  Attention: Eric Robinson
                  77 West 200 South, Suite 400
                  Salt Lake City, Utah 84101
                  Telecopy (801) 521-7965
                  Telephone (801) 578-3553

         If to Lender:

                  Cheong Tat Corporation
                  Attention: LD Fong
                  6130 West Flamingo Road  Suite 149
                  Las Vegas, NV  89103
                  Telecopy: (831) 618-3246

         Notices provided in accordance with the foregoing shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

                  (f) In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Note shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Note shall nevertheless remain in full force and effect.

                  (g) This Note and all obligations evidenced hereby shall be binding upon the successors and assigns of the Borrower and shall, together with the rights and remedies of the Lender hereunder, inure to the benefit of the Lender, its successors, endorsees and assigns.

         IN WITNESS WHEREOF, this Note has been duly executed and delivered by the Borrower as of the date first written above.

                                                     BORROWER:
                                                     NOXSO CORPORATION


                                                     By:
                                                        ------------------------
                                                         Richard J Anderson
                                                         President & CEO

AGREED AND APPROVED:
LENDER:
CHEONG TAT CORPORATION



By: /s/
   ----------------------------------
    L.D. Fong
    President & CEO

Exhibit 2.4(d)(ii)


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, UNLESS THE COMPANY HAS RECEIVED THE WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, ASSIGNMENT OR TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING REGISTRATION OF THE ACT.

                   CONVERTIBLE NOTE -SERIES B PREFERRED STOCK


                                                               December __, 2003
$15,000,000.00 USD                                               Bountiful, Utah


         FOR VALUE RECEIVED, NOXSO Corporation, a Virginia corporation (the "Borrower"), with a principal business address at 1065 South 500 West, Bountiful, Utah 84010, hereby promises to pay to the order of Cheong Tat Corporation (the "Lender") with a principal business address at 6130 West Flamingo Road Suite 149 Las Vegas, NV 89103, or such other place as the holder hereof shall designate, the principal amount of Fifteen Million Dollars ($15,000,000) or such lesser amount as may be outstanding from time to time, in lawful money of the United States in immediately available funds and provided that no interest shall accrue on the unpaid principal hereof from the date hereof until June 15, 2004; thereafter, if this note has not been converted by Borrower, a rate of Five Percent (5.0%) per annum compounded annually, shall begin to accrue thereon. Principal plus interest accrued thereon shall be due and payable in a single installment upon the earlier of (i) December 15, 2008, or (ii) the occurrence of an Event of Default as defined in Section 3 hereof. In the event of an Event of Default or after December 16, 2008, if the Lender shall have made demand of the Note and the Borrower shall not have paid the outstanding principal balance and accrued interest, then interest shall accrue from and after the date of such demand at the lower of (i) Eighteen Percent (18.0%) per annum, or (ii) the highest interest rate acceptable under applicable usury laws, compounded monthly (the "Default Rate"). Interest shall be calculated on the basis of actual days elapsed and a 360-day year. In the absence of demonstrable error, the books and records of the Lender shall constitute conclusive evidence of the unpaid principal balance hereof from time to time.

         1. Prepayment. The Borrower may at any time prepay all or part of the principal balance of this Note without the prior written consent or notice to the holder.

         2. Conversion.

                  (a) The Borrower of this Note shall have the right, exercisable at any time after the date hereof, as soon as Borrower is able so to do, to convert the outstanding principal balance on this Note into One Million Five Hundred Thousand (1,500,000) shares of the Borrower's duly authorized Series B Preferred Stock at the rate of one share of Series B Preferred Stock for each Ten Dollars USD ($10.00 USD) owing hereunder. In order to exercise the foregoing conversion option, the Borrower shall present written notice (the "Conversion Notice") to the holder of this Note, that the Borrower elects to convert this entire principal balance of this Note into Borrower's Series B Preferred Stock, under the terms contained herein. Upon receipt by holder of the Conversion Notice, the holder of this Note shall tender this original Note to Borrower, and, within ten (10) business days of receipt by Borrower of the original Note, the holder of this Note shall receive in exchange, a certificate or certificates for One Million Five Hundred Thousand (1,500,000) shares of Borrower's Series B Preferred Stock and the Borrower shall mark this Note "Paid in Full."

                  (b) Reservation of Shares. The Borrower, as soon as such shares are approved and available, will at all times reserve and keep available, solely for the purpose of issuance upon conversion of this Note as herein provided, such number of shares of Borrower's Series B Preferred Stock as shall then be issuable upon the conversion of this Note pursuant to the terms hereof. The Borrower covenants that all Series B Preferred Stock which shall be so issuable shall, upon the conversion of this Note as provided herein, be duly and validly issued and fully paid and nonassessable by the Borrower.

         3. Events of Default. The entire outstanding principal amount of, and all accrued unpaid interest on, this Note shall become forthwith due and payable, without presentment, demand, protest, or notice of any kind, upon the happening of any of the following events (each, an "Event of Default"):

                  (a) The failure by the Borrower to make a payment, when due, of any principal or interest due on this Note.

                  (b) The entry of any decree or order by a court having jurisdiction adjudging the Borrower a debtor or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower under the United States Bankruptcy Code or any other applicable federal or state law, the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower, or of any substantial part of the property of the Borrower, and the continuance of any such decree or order unstayed, undischarged, or undismissed and in effect for more than ninety (90) consecutive days.

                  (c) Institution by the Borrower of proceedings, under the Bankruptcy Code or any other applicable federal or state law, seeking an order for relief, or the consent of the Borrower to the institution of bankruptcy or insolvency proceedings against the Borrower, or the consent by the Borrower to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of or for the Borrower or any substantial part of the property of the Borrower, or the making by the Borrower of any assignment for the benefit of creditors, or the admission by the Borrower of the Borrower's inability to pay its debts generally as they become due, or the taking of any action by the Borrower in furtherance of any such action.

                  (d) Any declared default of the Borrower under any other indebtedness of the Borrower that gives the creditor a right to accelerate such indebtedness.

         Upon the occurrence of any Event of Default, the Lender may take all actions available to it, at law or in equity, to collect and otherwise enforce this Note.

         4. Costs and Expenses of Enforcement and Collection. The Borrower will pay on demand all costs and expenses, including reasonable attorneys' fees, incurred or paid by the Lender in enforcing or collecting any of the obligations of the Borrower hereunder. The Borrower agrees that all such costs and expenses and all other expenditures by the Lender on account hereof, other than advances of principal, which are not reimbursed by the Borrower immediately upon demand, all amounts due under this Note after maturity, and any amounts due hereunder if an Event of Default shall occur hereunder, shall bear interest at the Default Rate until such expenditures are repaid or this Note and such amounts as are due are paid to the Lender.

         5. Miscellaneous.

                  (a) The Borrower (i) waives presentment, demand, notice of demand, protest, notice of protest, and notice of nonpayment and any other notice required to be given under the law to the Borrower, in connection with the delivery, acceptance, performance, default or enforcement of this Note, except for notice and presentment upon conversion or at maturity of this Note and notice or proposed transfer of this Note in accordance with the terms hereof; and (ii) agrees that any failure to act or failure to exercise any right or remedy on the part of the registered owner shall not in any way affect or impair the obligations of the Borrower or be construed as a waiver by the owner of, or otherwise affect, any of its rights under this Note.

                  (b) No act, omission or delay by the Lender or course of dealing between the Lender and the Borrower shall constitute a waiver of the rights and remedies of the Lender hereunder. No single or partial waiver by the Lender of any default or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

                  (c) No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Note and to such provision, and executed by the Borrower and the Lender.

                  (d) This Note shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to the choice or conflict of laws principles of that or any other jurisdiction.

                  (e) Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand or by telecopy, e-mail or other method of electronic transmission (provided such transmission generates evidence of delivery), or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two days after being sent by overnight delivery providing receipt of delivery, to the following addresses:

         If to Borrower:

                  NOXSO Corporation
                  Attention: Richard Anderson
                  1065 South 500 West
                  Bountiful, Utah 84010
                  Telephone: (801) 296-6976
                  Telecopy: (801) 296-6977

         with a copy  to:

                  Blackburn & Stoll, LC
                  Attention: Eric Robinson
                  77 West 200 South, Suite 400
                  Salt Lake City, Utah 84101
                  Telecopy (801) 521-7965
                  Telephone (801) 578-3553

         If to Lender:

                  Cheong Tat Corporation
                  Attention: LD Fong
                  6130 West Flamingo Road  Suite 149
                  Las Vegas, NV  89103
                  Telecopy: (831) 618-3246

         Notices provided in accordance with the foregoing shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

                  (f) In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Note shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Note shall nevertheless remain in full force and effect.

                  (g) This Note and all obligations evidenced hereby shall be binding upon the successors and assigns of the Borrower and shall, together with the rights and remedies of the Lender hereunder, inure to the benefit of the Lender, its successors, endorsees and assigns.

         IN WITNESS WHEREOF, this Note has been duly executed and delivered by the Borrower as of the date first written above.

                                                     BORROWER:
                                                     NOXSO CORPORATION



                                                     By:
                                                        ------------------------
                                                         Richard J Anderson
                                                         President & CEO

AGREED AND APPROVED:

LENDER:
CHEONG TAT CORPORATION



By: /s/
   -----------------------------
   L.D. Fong
   President & CEO